UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) December 11, 2007
PRAXAIR, INC.
(Exact name of registrant as specified in its charter)
DELAWARE
(State or Other jurisdiction of incorporation)

1-11037	06-124-9050

(Commission File Number)	(IRS Employer Identification No.)

39 OLD RIDGEBURY ROAD, DANBURY, CT	06810-5113

(Address of principal executive offices)	(Zip Code)
(203)837-2000
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(d) On December 11, 2007, the Board of Directors of Praxair, Inc. (“Praxair”) elected Larry D. McVay a director of Praxair and a member of the Board’s Audit Committee and the Finance and Pension Committee, in each case effective January 1, 2008. Mr. McVay will be entitled to participate in the non-management director compensation arrangements described under the caption “Director Compensation-director compensation program” in Praxair’s 2007 proxy statement dated March 15, 2007.
ITEM 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On December 11, 2007, the Board of Directors of Praxair approved an amendment to Article I, Section 6 of Praxair’s bylaws to provide that directors shall be elected by a majority of the votes cast in an uncontested election, with a plurality vote required in contested elections. Prior to the bylaw amendment, directors were elected by a plurality of the votes cast in both uncontested and contested elections. The bylaws, as amended and restated, are filed herewith as Exhibit 3.02.
In addition to amending the bylaws, the Board of Directors also amended the Board’s Corporate Governance Guidelines by adding a new section requiring, among other things, that incumbent directors who fail to receive a majority of the votes cast in an uncontested election shall offer their resignation from the Board. The Corporate Governance Guidelines are posted on Praxair’s internet website, www.praxair.com in the Corporate Responsibility/Governance section.
ITEM 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

3.02	Amended and Restated Bylaws of Praxair are filed herewith
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRAXAIR, INC.
Registrant

Date: December 11, 2007	By: /s/ James T. Breedlove
James T. Breedlove
Senior Vice President, General Counsel
and Secretary

Exhibit Index

Exhibit No.	Description

3.02	Amended and Restated Bylaws of Praxair, Inc. dated December 11, 2007.